Exhibit 10.2

Samuel Capuano

November 1, 2020

BY ELECTRONIC MAIL

Kinetic Group Inc.

15 Walker Avenue, Suite 101

Baltimore, MD 21208

Re:	Termination of all my positions with the Company

To whom it may concern:

Effective immediately, I hereby resign from all my positions in the Company, including director, president, chief executive officer and any other role or position I have with the Company.

Samuel Capuano

/s/ Samuel Capuano